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                                                                    Exhibit 16



PRICEWATERHOUSECOOPERS

                                              PricewaterhouseCoopers LLP
                                              100 East Broad Street, Suite 2100
                                              Columbus, OH 43215
                                              Telephone (614) 225 8700
                                              Facsimile (614) 224 1044




December 17, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The Scotts Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of The Scotts Company's Form 8-K/A report dated December 2, 2004. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP